Exhibit 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and six months ended June 30, 2014 and 2013	3

Balance Sheet as of June 30, 2014 and December 31, 2013	4

Statement of Cash Flows for the six months ended June 30, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Operating Revenues	$72,622	$62,137	$233,784	$212,751

Operating Expenses
Operation
Natural gas purchased	33,816	26,313	126,915	117,383
Operation and maintenance	21,258	18,749	38,860	36,547
Depreciation and amortization	8,411	8,459	20,059	20,233
Taxes - other than income taxes	4,953	4,418	13,485	12,046
Total Operating Expenses	68,438	57,939	199,319	186,209
Operating Income	4,184	4,198	34,465	26,542

Other Income and (Deductions), net	(560)	27	(1,694)	(542)

Interest Charges, net
Interest on long-term debt	3,343	3,343	6,687	6,687
Other interest, net	297	387	293	575
	3,640	3,730	6,980	7,262
Amortization of debt expense and redemption premiums	76	77	153	153
Total Interest Charges, net	3,716	3,807	7,133	7,415

Income (Loss) Before Income Taxes	(92)	418	25,638	18,585

Income Taxes	(39)	157	10,844	7,540

Net Income (Loss)	$(53)	$261	$14,794	$11,045

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net Income (Loss)	$(53)	$261	$14,794	$11,045
Other Comprehensive Income (Loss), net of deferred income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	169	(19)	231	234
Comprehensive Income	$116	$242	$15,025	$11,279

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current Assets
Unrestricted cash and temporary cash investments	$49,730	$7,701
Accounts receivable less allowance of $4,400 and $2,968, respectively	67,893	71,028
Unbilled revenues	6,453	21,457
Current regulatory assets	12,685	16,557
Deferred income taxes	2,663	244
Natural gas in storage, at average cost	25,895	35,510
Materials and supplies, at average cost	1,775	3,438
Refundable taxes	52	2,812
Prepayments	595	2,422
Total Current Assets	167,741	161,169

Other investments	10,768	10,280

Net Property, Plant and Equipment	544,600	532,835

Regulatory Assets	124,647	127,506

Deferred Charges and Other Assets
Unamortized debt issuance expenses	3,891	4,045
Goodwill	134,931	134,931
Other	579	598
Total Deferred Charges and Other Assets	139,401	139,574

Total Assets	$987,157	$971,364

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	26,488	40,767
Accrued liabilities	16,199	19,024
Current regulatory liabilities	18,772	10,031
Interest accrued	1,775	1,864
Taxes accrued	15,551	5,912
Intercompany payable	-	16,000
Total Current Liabilities	81,302	96,115

Deferred Income Taxes	33,630	14,088

Regulatory Liabilities	171,723	165,096

Other Noncurrent Liabilities
Pension accrued	28,932	30,689
Other post-retirement benefits accrued	20,824	16,890
Other	13,960	14,265
Total Other Noncurrent Liabilities	63,716	61,844

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	231,938	233,198

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	379,737	379,737
Retained earnings	5,787	2,193
Accumulated other comprehensive income	563	332
Net Common Stock Equity	404,848	401,023

Total Capitalization	636,786	634,221

Total Liabilities and Capitalization	$987,157	$971,364

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities
Net income	$14,794	$11,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,212	20,386
Deferred income taxes	(7,105)	(5,665)
Pension expense	3,354	4,256
Regulatory activity, net	31,804	22,563
Other non-cash items, net	990	1,856
Changes in:
Accounts receivable, net	1,703	8,924
Unbilled revenues	15,004	13,788
Natural gas in storage	9,615	10,282
Prepayments	1,827	692
Accounts payable	(12,925)	(14,003)
Interest accrued	-	-
Taxes accrued/refundable, net	12,399	11,398
Accrued liabilities	(2,825)	(267)
Accrued pension	(4,451)	(10,879)
Accrued other post-employment benefits	3,274	(1,860)
Other assets	1,683	(227)
Other liabilities	1,663	(11)
Total Adjustments	76,222	61,233
Net Cash provided by Operating Activities	91,016	72,278

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(21,787)	(20,640)
Intercompany receivable	-	(42,000)
Net Cash (used in) Investing Activities	(21,787)	(62,640)

Cash Flows from Financing Activities
Payment of common stock dividend	(11,200)	-
Distribution of Capital	-	(9,200)
Intercompany payable	(16,000)	-
Net Cash (used in) provided by Financing Activities	(27,200)	(9,200)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	42,029	438
Balance at beginning of period	7,701	7,357
Balance at end of period	$49,730	$7,795

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$1,095	$612

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2014
(Thousands of Dollars)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2013	1,407,072	$18,761	$379,737	$2,193	$332	$401,023

Net income				14,794		14,794
Other comprehensive loss, net of deferred income taxes					231	231
Distribution of capital			-			-
Payment of common stock dividend				(11,200)		(11,200)
Balance as of June 30, 2014	1,407,072	$18,761	$379,737	$5,787	$563	$404,848